FOR IMMEDIATE RELEASE

NEWS RELEASE

Nord Resources Corporation
1 W. Wetmore Road, Suite 203
Tucson, Arizona 85705
Tel: (520) 292-0266 Fax: (520) 292-0268

Nord Resources Corporation Announces the Appointment of Wayne
Morrison as Vice President and Chief Financial Officer

TUCSON, Arizona, January 14, 2008 - Nord Resources Corporation (“Nord” or the “Company”) (Other OTC: NRDS.PK - News) is pleased to announce the appointment of Wayne Morrison as Vice President and Chief Financial Officer. Mr. Morrison succeeds John Perry as CFO, who continues to serve as President and CEO of Nord.

Mr. Morrison has served as the Company’s Controller since December 3, 2007. Prior to joining the Company, Mr. Morrison was Vice President, Finance and Administration of AmpliMed Corp., a privately-held biotech company, from March 2005 until December 2007. From February 2002 to October 2004, Mr. Morrison held the position of Vice President and Chief Financial Officer of Fastrac 24/7, a privately-held information processing company, and from October 1997 to January 2002, he was President of Par One Golf Ventures, a privately-held golf promotion company. Mr. Morrison’s experience also includes past employment as a Certified Public Accountant with PricewaterhouseCoopers for four years. He earned a Bachelor of Science Degree in Accounting from the University of Delaware and an MBA from the Kenan-Flagler Business School of the University of North Carolina.

“With over 25 years of finance and accounting experience and strong leadership skills, Wayne is the ideal CFO candidate for us”, said Mr. Perry. “His breadth of experience as an administrator, as well as his strong technical acumen, will significantly enhance our management team as we move forward in the reactivation of the Johnson Camp Mine.”

About Nord Resources

Nord Resources Corporation is in the business of exploring for, developing and operating mineral properties. The Company’s primary asset is the Johnson Camp Mine located approximately 65 miles east of Tucson, Arizona. The reactivation of the Johnson Camp Mine commenced in June 2007. Residual leaching operations commenced in November 2007. Cathode production from residual leaching is scheduled to commence in January 2008 and planned copper production from new ore placed on the heaps is scheduled to commence in the third quarter of 2008.

For information contact:
Nord Resources Corporation
John Perry
(520) 292-0266
www.nordresources.com

Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements”. All statements in this release, other than statements of historical facts that address copper processing and mining activities of Nord are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to: the market price of copper; general economic, market and business conditions; the Company's plans at its Johnson Camp property; the interpretation of drill results and the estimation of mineral reserves; the geology, grade and continuity of mineral deposits; the possibility that future exploration, development, mining results or metal recoveries will not be consistent with the Company's expectations; accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations; the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses; regulatory restrictions, including environmental regulatory restrictions and liabilities; and the loss of key employees. In addition, Nord’s business and operations are subject to the risks set forth in Nord’s most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. Nord assumes no obligation to update the forward-looking statements.